UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

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GINKGO BIOWORKS HOLDINGS, INC.
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(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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Notice of 2026 Annual Meeting
of Shareholders & Proxy Statement
Thursday, June 11, 2026
8:00 a.m. Eastern Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/DNA2026
To Our Shareholders:
We welcome you to attend our 2026 Annual Meeting of Shareholders on Thursday, June 11, 2026, at 8:00 a.m. Eastern Time. To allow for participation by all of our shareholders, regardless of their geographic location, the meeting will be virtual-only, with no on-site location. Shareholders who hold shares as of the record date will be able to participate in the virtual meeting online and vote their shares electronically by visiting www.virtualshareholdermeeting.com/DNA2026. We encourage you to vote your shares before the Annual Meeting.
The proxy statement accompanying this letter describes the business we will consider at the meeting and is being distributed and made available on or about April 29, 2026. Please read the proxy statement and arrange for your shares to be voted. Regardless of the number of shares you own, your vote is important. You will find instructions for online and telephone voting included on your proxy card(s) and in the attached notice. If you received paper copies of our proxy materials, you can vote by mail by returning your completed and signed proxy card(s).
Thank you for your continued support of Ginkgo.
Sincerely,

JASON KELLY CEO, GINKGO BIOWORKS

NOTICE OF 2026 ANNUAL
MEETING OF SHAREHOLDERS

Date and Time	Virtual Meeting Site

Thursday, June 11, 2026 8:00 a.m., Eastern Time	www.virtualshareholdermeeting.com/DNA2026

Items of Business:	Our Board of Directors Recommends You Vote:
To elect the six director nominees named in the Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified	FOR the election of each director nominee

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR the ratification of the appointment

To conduct an advisory vote to approve executive compensation	FOR approval of the executive compensation

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof
The Board of Directors has fixed Wednesday, April 15, 2026 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors

Karen Tepichin
General Counsel and Secretary
Boston, Massachusetts
Important Notice Regarding the Availability of Proxy Materials for the Ginkgo Bioworks Holdings, Inc. Shareholder Meeting to be Held on Thursday, June 11, 2026. The Proxy Statement and our 2025 Annual Report are available at www.proxyvote.com.

Table of Contents

ANNUAL MEETING INFORMATION	1
General	1
Outstanding Securities and Quorum	2
Internet Availability of Proxy Materials	2
Proxy Voting	4
Voting Standard	4
Revocation	4
Participating in the Annual Meeting	4
ITEM 1 – ELECTION OF DIRECTORS	6
Board of Directors Information	7
Biographical Information	7
Director Nominee Tenure, Skills, and Characteristics	13
Corporate Governance	13
Board Leadership	13
Communications with the Board	14
Risk Oversight	14
Corporate Governance Documents	14
Shareholder Engagement	15
Board Meetings and Committees	15
Audit Committee	16
Compensation Committee	17
Nominating and Corporate Governance Committee	17
Policy Regarding Director Attendance at the Annual Meeting	18
Director Nominations	18
Compensation of Directors	19
Cash Compensation	20
Equity Compensation	20
ITEM 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
Independent Registered Public Accounting Firm	24
Change in Independent Registered Public Accounting Firm	24
Fee Information	26
Pre-Approval Policies and Procedures	26
Audit Committee Report	27
ITEM 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	28
Beneficial Ownership of Shares	29

Executive Officers	33
Compensation Discussion and Analysis	34
Executive Summary	34
Compensation Philosophy and Objectives	35
Compensation Best Practices	35
Role of the Compensation Committee	37
Role of Management	37
Role of the Compensation Consultant	37
Use of Market Data and Peer Group Analysis	37
2025 Peer Group	38
2026 Peer Group	38
Compensation Risk Oversight	38
Anti-Hedging and Pledging Policy	39
Clawback Policy	39
Timing of Grants of Stock Options	39
2025 Compensation Decisions	40
Base Salaries	40
Annual Bonuses	40
Equity Compensation	40
Founder Equity Program	42
2026 Performance Equity Program	42
Post-employment Compensation	42
Other Elements of Compensation	43
Retirement Plan	43
Employee Benefits and Perquisites	43
Report of the Compensation Committee	44
Summary Compensation Table	45
Grants of Plan-Based Awards	46
Outstanding Equity Awards at Fiscal Year-End	48
Option Exercises and Stock Vested	50
Pension Benefits	50
Nonqualified Deferred Compensation	50
Potential Payments Upon Termination of Employment or Change-in-Control	50
CEO Pay Ratio	51
Pay Versus Performance	52
Certain Relationships and Related Person Transactions	58
Policies and Procedures for Related Person Transactions	59
Compensation Committee Interlocks and Insider Participation	59
Independence of the Board of Directors	60
Other Information	61
Expenses of Solicitation	61
Other Matters	61

Proposals of Shareholders	61
Householding; Availability of Annual Report on Form 10-K and Proxy Statement	62

SAFE HARBOR STATEMENT
This document includes forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, current expectations, operations and anticipated results of operations, both business and financial, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical or current facts, including, but not limited to, statements regarding our business strategies and goals and shareholder value creation objectives, made in this document are forward-looking. We use words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “will,” “may,” “could,” “should,” “would,” “seeks,” “designed,” “projects,” “targets,” “continues,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Ginkgo’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2026 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

GINKGO BIOWORKS HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, June 11, 2026
ANNUAL MEETING INFORMATION
General
The enclosed proxy is solicited by the Board of Directors (the “Board”) of Ginkgo Bioworks Holdings, Inc. (“Ginkgo” or the “Company”) for the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on Thursday, June 11, 2026, and any adjournment or postponement thereof. We will conduct a virtual online Annual Meeting this year, so our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our shareholders. Shareholders may participate in the Annual Meeting at www.virtualshareholdermeeting.com/DNA2026 and may submit questions during or in advance of the Annual Meeting. Our principal offices are located at 27 Drydock Avenue, 8th Floor, Boston, Massachusetts 02210. This Proxy Statement is first being made available to our shareholders on or about April 29, 2026.
Outstanding Securities and Quorum
Only holders of record of our Class A common stock, par value $0.0001 per share (“Ginkgo Class A common stock”), and Class B common stock, par value $0.0001 per share (“Ginkgo Class B common stock” and, together with the Ginkgo Class A common stock, the “common stock”), at the close of business on Wednesday, April 15, 2026, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. Holders of our Class C common stock, par value $0.0001 per share (“Ginkgo Class C common stock”) have no voting rights (except as otherwise expressly provided in our amended and restated certificate of incorporation (the “Charter”) or required by applicable law). On the record date, we had 53,172,097 shares of Ginkgo Class A common stock and 8,963,350 shares of Ginkgo Class B common stock outstanding and entitled to vote. Each holder of record of shares of Ginkgo Class A common stock on that date will be entitled to one vote for each share held on all matters to be voted upon by holders of Ginkgo Class A common stock at the Annual Meeting. Each holder of record of shares of Ginkgo Class B common stock on that date will be entitled to ten votes for each share held on all matters to be voted upon at the Annual Meeting. For so long as the outstanding shares of Ginkgo Class B common stock represent at least 2% of all outstanding shares of Ginkgo Class A common stock, Ginkgo Class B common stock and Ginkgo Class C common stock, the holders of Ginkgo Class B common stock, voting separately as a class, shall be entitled to nominate and elect a number of directors equal to one-quarter of the total number of directors of the Company (the “Class B Directors”). Other than the election of Class B Directors, which will be voted on only by holders of Ginkgo Class B common stock voting separately as a class, the holders of Ginkgo Class A common stock and the holders of Ginkgo Class B common stock will vote on all matters to be voted on at the Annual Meeting, voting together as a single class. A majority of the common stock votes entitled to be cast at the Annual Meeting, present in person (including present by remote communications) or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Where a separate vote by class is required on a matter, the holders of a majority in voting power of such class issued and outstanding and entitled to vote, present in person (including present by remote communication) or represented by proxy, shall constitute a quorum for such matter. Abstentions and broker non-votes will be included in determining the presence of a quorum for the Annual Meeting.
Internet Availability of Proxy Materials
We are furnishing proxy materials to our shareholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or emailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via email.
Proxy Voting
Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein; “FOR” the ratification of the appointment of our independent registered public accounting firm; and “FOR” the approval of executive compensation. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card(s) or their substitutes will vote in their discretion on such matters.
Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card(s), or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET Shares Held of Record: http://www.proxyvote.com	VOTE BY QR CODE Shares Held of Record: See Proxy Card(s)	VOTE BY TELEPHONE Shares Held of Record: 800-690-6903

Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Voting Instruction Form
The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Fidelity Stock Transfer, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card(s) to vote your shares. If you have received paper copies of our proxy materials, are voting by mail, and have received a proxy card for Class A common stock and a proxy card for Class B common stock, you must sign and return both proxy cards in accordance with their respective instructions or submit a proxy, via the Internet, mobile device or telephone, with respect to both Class A common stock and Class B common stock in order to ensure the voting of the shares of each class owned. You also may participate in and vote during the Annual Meeting. If you own common stock of record and you do not vote by proxy or at the Annual Meeting, your shares will not be voted.
If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also may participate in and vote during the Annual Meeting. If you own common stock in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your shares may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, but cannot vote your shares on any other matters being considered at the meeting.

Voting Standard
The affirmative vote of a plurality of the outstanding shares of the Ginkgo Class B common stock cast present or represented by proxy and entitled to vote on the election is required to elect Jason Kelly and Reshma Shetty, the Class B Directors, to the Board. The affirmative vote of a plurality of the common stock votes cast (voting together as a single class) present or represented by proxy and entitled to vote on the election is required to elect the other five nominees for director to the Board. Abstentions and broker non-votes will have no effect on the outcome of the election. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the shareholder’s behalf.
For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the votes of the outstanding shares of common stock cast present or represented by proxy and entitled to vote on the matter is required to approve the matter, with holders of Ginkgo Class A common stock and holders of Ginkgo Class B common stock voting together as a single class. For these matters, broker non-votes, if any, and abstentions will not be treated as votes cast and, therefore, will have no effect on the outcome of the votes. A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. Because Proposal 2 is considered a routine matter, your broker will have discretionary authority to vote on this matter.
Revocation
If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of Ginkgo a written notice of revocation or a duly executed proxy (via the Internet, mobile device, telephone or by returning your proxy card(s)) bearing a later date or by participating in and voting during the Annual Meeting. A shareholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting.
Participating in the Annual Meeting
This year’s Annual Meeting will be accessible through the Internet. We are conducting a virtual online Annual Meeting so our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our shareholders.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on Wednesday, April 15, 2026, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, including to vote and to view the list of registered shareholders as of the record date during the meeting, shareholders of record must access the meeting website at www.virtualshareholdermeeting.com/DNA2026 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card(s) provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. If your shares are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Notice of Internet Availability of Proxy Materials or voting instruction form. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting.
Shareholders are able to submit questions for the Annual Meeting’s question and answer session during the meeting through www.virtualshareholdermeeting.com/DNA2026. Shareholders who have been provided or obtained a 16-digit control number may submit a question in advance of the meeting at www.proxyvote.com after logging in with that control number. Additional information regarding the rules and procedures for participating in the Annual Meeting (including any adjournment thereof) will be set forth in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website or during the ten days prior to the meeting at www.proxyvote.com.

We encourage you to access the Annual Meeting before it begins. Online check-in will be available at 7:45 a.m., Eastern Time, approximately 15 minutes before the meeting starts on Thursday, June 11, 2026. There will be technicians available to assist you.

ITEM 1 – ELECTION OF DIRECTORS
The Board, based on the recommendation of the Nominating and Corporate Governance Committee, proposed that the following six nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified:
●Ross Fubini
●Christian Henry
●Jason Kelly
●Sri Kosuri
●Reshma Shetty
●Harry E. Sloan

Each of the six nominees is currently a director of Ginkgo. Of the six nominees, Jason Kelly and Reshma Shetty have been designated as the two nominees to be elected by holders of the Ginkgo Class B common stock, voting as a separate class. The remaining four nominees are to be elected by holders of Ginkgo Class A common stock and holders of Ginkgo Class B common stock, voting together as a single class. Shyam Sankar is not standing for re-election to the Board of Directors at the Annual Meeting and his term as a director will expire at the Annual Meeting. Mr. Sankar’s terms as a member of both the Nominating and Corporate Governance Committee and the Compensation Committee will also expire at the Annual Meeting. Biographical and related information on each nominee is set forth below.
The Board expects that the six nominees will be available to serve as directors. However, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees. The Board expects to decrease the size of the Board from seven directors to six directors immediately following the Annual Meeting upon the completion of Mr. Sankar’s term.
The Board of Directors recommends
a vote “FOR” each nominee.

Board of Directors Information
In evaluating the nominees for the Board, the Board and the Nominating and Corporate Governance Committee took into account the qualities they seek for directors, and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of Ginkgo, as discussed below in each biography and under “Director Nominee Tenure, Skills, and Characteristics.” When evaluating re-nomination of existing directors, the committee also considers the nominees’ past and ongoing effectiveness on the Board and their independence.

Biographical Information of Director Nominees

Jason Kelly
Background
Dr. Kelly, one of our Founders, has been Ginkgo’s Chief Executive Officer since 2008 and is a member of Ginkgo’s Board. Dr. Kelly previously served as a director of CM Life Sciences II Inc. (Nasdaq: CMII), a special purpose acquisition company with a focus on the life sciences sector in 2021. Dr. Kelly has a Ph.D. in Biological Engineering and a B.S. in Chemical Engineering and Biology from the Massachusetts Institute of Technology.

Qualifications and Skills
We believe that Dr. Kelly is qualified to serve on our Board as a Founder and due to his knowledge of our company and our business.

Chief Executive Officer and Founder of Ginkgo

Age: 45 Director since: 2008	Board committees: None	Other current public company boards: None

Reshma Shetty
Background
Dr. Shetty, one of our Founders, has been Ginkgo’s President since 2008 and is a member of Ginkgo’s Board. She also served as Chief Operating Officer from 2008 to 2025. Dr. Shetty has a Ph.D. in Biological Engineering from the Massachusetts Institute of Technology and a B.S. in Computer Science from the University of Utah.

Qualifications and Skills
We believe that Dr. Shetty is qualified to serve on our Board as a Founder and due to her knowledge of our company and our business.

President and Founder of Ginkgo

Age: 45 Director since: 2008	Board committees: None	Other current public company boards: None

Ross Fubini
Background
Ross Fubini founded XYZ Venture Capital, a venture capital investment firm focused on startups across various sectors, in 2017, and serves as Managing Director. Mr. Fubini was an early stage investor in defense tech leader Anduril, cloud-based building security breakout Verkada, and modern insurance brokerage Newfront. Mr. Fubini also sits on multiple private company boards including Sardine and Legion Technologies. Mr. Fubini served as a director of Home Plate Acquisition Corp. from 2021-2023.

Prior to XYZ, Mr. Fubini co-founded Village Global and was an investor at both Canaan and Kapor Capital. He has held numerous operating roles, including CTO and co-founder of CubeTree, which was sold to SuccessFactors in 2010, as well as led engineering divisions at Symantec and Plumtree Software.

Mr. Fubini has advised and invested in over 200 companies across a range of stages and industries. Since 2010, Mr. Fubini has been involved with supporting executive teams to grow and scale revenue.

Qualifications and Skills
We believe that Mr. Fubini is qualified to serve on our Board due to his extensive expertise and track record in advising high-growth tech companies.

Founder and Managing Director of XYZ Venture Capital

Age: 50 Director since: 2024	Board committees: Audit and Compensation	Other current public company boards: None

Christian Henry
Background
Mr. Henry has served as President and Chief Executive Officer of Pacific Biosciences of California, Inc., a leading sequencing company, since September 2020. From 2005 to January 2017, Mr. Henry was a member of the executive team of Illumina, Inc., a global leader in sequencing. During this tenure at Illumina, he served in a number of roles, including Executive Vice President & Chief Commercial Officer, Senior Vice President of Genomic Solutions, Senior Vice President and General Manager of Life Sciences and Senior Vice President and Chief Financial Officer. Prior to joining Illumina in 2005, Mr. Henry served as the Chief Financial Officer of Tickets.com, Inc. from 2003 to 2005. From 1999 to 2003, Mr. Henry served as Vice President, Finance and Corporate Controller of Affymetrix, Inc. (acquired by Thermo Fisher Scientific in 2016). In 1997, Mr. Henry joined Nektar Therapeutics (formerly Inhale Therapeutic Systems, Inc.) as Corporate Controller, and later as its Chief Accounting Officer from 1997 to 1999. In 1996, Mr. Henry served as General Accounting Manager of Sugen, Inc. Mr. Henry began his career in 1992 at Ernst & Young LLP, where he was a Senior Accountant through 1996. Mr. Henry currently serves as a director and Chairman of the board of WAVE Life Sciences Ltd. Mr. Henry previously served as Chairman of the board of Pacific Biosciences of California, Inc. from August 2018 to September 2020 and currently serves as a director. He previously served as a director of CM Life Sciences III Holdings LLC from April 2021 through December 2021. Mr. Henry holds a B.A. in biochemistry and cell biology from the University of California, San Diego and an M.B.A., with a concentration in finance, from the University of California, Irvine.
Qualifications and Skills
We believe that Mr. Henry is qualified to serve on our Board due to his over 20 years of experience in growing companies in the life sciences industry.

President and Chief Executive Officer of Pacific Biosciences of California, Inc.

Age: 58 Director since: 2016	Board committees: Audit (Chair) and Compensation	Other current public company boards: WAVE Life Sciences Ltd., Pacific Biosciences of California, Inc.

Sri Kosuri
Background
Dr. Kosuri has been the chief executive officer of Octant, Inc. (“Octant”), a private, drug discovery company based in Emeryville, California since 2019. He was previously an associate professor at UCLA in the Chemistry and Biochemistry Department where his lab developed technologies in synthetic biology, genomics, and biochemistry. Dr. Kosuri previously worked at the Wyss Institute at Harvard University, where he built numerous technologies in gene synthesis, DNA information storage, gene editing, and large-scale multiplexed assays. He helped build Gen9, a gene synthesis company later acquired by the Company in 2017, as a member of its scientific advisory board and helped start Joule Unlimited, an engineered algae-to-biofuel company. He is a Searle Scholar (2015), an NIH New Innovator (2014), and received his Doctor of Science in Biological Engineering at MIT and Bachelor of Science in Bioengineering at UC Berkeley.
Qualifications and Skills
We believe that Dr. Kosuri is qualified to serve on our Board due to his expertise and deep knowledge of the life sciences tools business.

Chief Executive Officer of Octant, Inc.

Age: 46 Director since: 2024	Board committees: Nominating & Corporate Governance	Other current public company boards: None

Harry E. Sloan
Background
Mr. Sloan is a founder, former public company CEO and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC. Under Mr. Sloan’s leadership, the company has acquired and taken public, through SPACs, several digital media companies including, during 2020, DraftKings and mobile gaming company Skillz. Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/Bethesda Game Studios, the award-winning studio acquired by Microsoft in March 2021. Mr. Sloan co-founded Soaring Eagle Acquisition Corp. (Nasdaq: SRNGU), which raised $1.725 billion in its IPO in February 2021 and three months later announced its business combination with Boston-based Ginkgo Bioworks, Inc. In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp. With a closing of its initial public offering of 75,000,000 units, at a price of $10 per unit, Screaming Eagle is the largest IPO of a public acquisition vehicle since March 2021. Earlier in his career, Mr. Sloan was Chairman and CEO of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS broadcasting, S.A., one of Europe’s largest broadcasters. Mr. Sloan is an Associate Professor at the University of California at Los Angeles’s (UCLA) Anderson School of Management and serves on the UCLA Anderson School of Management Board of Visitors and the Executive Board of UCLA Theatre, Film and Television. Mr. Sloan has served as a director of Starz Entertainment Corp. (previously known as Lions Gate Entertainment Corporation) since December 2021 and DraftKings Inc. since April 2020. He was a director of Skillz, Inc. from December 2020 to August 2022, Soaring Eagle Acquisition Corp. from October 2020 until September 2021, Flying Eagle Acquisition Corp. from March 2020 until December 2020 and Diamond Eagle Acquisition Corp. from May 2019 until April 2020. Mr. Sloan is also a Trustee of The McCain Institute. Mr. Sloan received his B.A. degree from UCLA and J.D. degree from Loyola Law School.
Qualifications and Skills
We believe that Mr. Sloan is qualified to serve on Board due to his public company experience, including with other similarly structured, previously blank check companies, business leadership, operational experience and contacts.

Chairman and Chief Executive Officer of Eagle Equity Partners II, LLC

Age: 76 Director since: 2021	Board committees: Audit and Nominating & Corporate Governance	Other current public company boards: Starz Entertainment Corp., DraftKings Inc., and Screaming Eagle Acquisition Corp.

Biographical Information of Directors Not Standing for Re-Election

Shyam Sankar
Background
Shyam Sankar is chair of Ginkgo’s Board. Mr. Sankar is the Chief Technology Officer and Executive Vice President at Palantir Technologies Inc., where he has worked in various positions since 2006. Prior to his time at Palantir, Mr. Sankar served as the Vice President of Network Management and Director of Business Development for Xoom Corporation. Mr. Sankar has a deep operational background overseeing the development of complex technology from near inception to massive scale. Mr. Sankar received his M.S. in management science and engineering from Stanford University and his B.S. in electrical and computer engineering from Cornell University.
Qualifications and Skills
We believe that Mr. Sankar is qualified to serve on our Board due to his business acumen, leadership experience, and operational background, having overseen the development and expansion of a software company from its near inception through its public listing.

Chief Technology Officer and Executive Vice President at Palantir Technologies Inc.

Age: 44 Director since: 2015	Board committees: Compensation (Chair) and Nominating & Corporate Governance (Chair)	Other current public company boards: None

Director Nominee Tenure, Skills, and Characteristics
The Nominating and Corporate Governance Committee annually reviews the tenure, performance, and contributions of existing Board members to the extent they are candidates for re-election, and considers all aspects of each candidate’s qualifications and skills in the context of the Company’s needs at that point in time, and, as stated in the Nominating and Corporate Governance Committee Charter, as well as Ginkgo’s Corporate Governance Guidelines, seeks out candidates with an ability to bring diverse perspectives to the Board. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified individuals to include in the pool from which new Board candidates are chosen. Our Board’s composition also represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors. The tenure range of our director nominees is as follows:

Tenure on Board	Number of Director Nominees
<5 Years	Two
5-10 Years	Two
10+ Years	Two
Corporate Governance
Board Leadership
The Board is responsible for the control and direction of the Company. The Board represents the shareholders, and its primary purpose is to build long-term shareholder value. The Chair of the Board is selected by the Board and currently is Shyam Sankar. Following the completion of Mr. Sankar’s term the Board intends to retain its independent Chair leadership structure and expects to appoint a new Chair in the future. Jason Kelly, Ginkgo’s Chief Executive Officer and Founder, and Reshma Shetty, Ginkgo’s President and Founder, currently serve on the Board. The guidance and direction provided by the Chair of the Board reinforce the Board’s oversight of management and contribute to communication among members of the Board. The Board believes that this leadership structure is appropriate given Drs. Kelly and Shetty provide valuable insight to the Board due to the perspective and experience they bring as Founders and officers. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Company operate in the long-term interests of shareholders.
Our Board recognizes that circumstances may change such that a different structure may be warranted to support the Company’s needs. As a result, the Board periodically reviews the Board’s leadership structure and its appropriateness, given the needs of the Board and the Company at such time.

Communications with the Board
We provide a process for all interested parties to send communications to the Board through the email address investors@ginkgobioworks.com. Information regarding communications with the Board can be found on the Company’s Investor Relations website at https://investors.ginkgobioworks.com/governance. The Secretary periodically will forward such communications or a summary to the Board or the Chair of the Board.
Risk Oversight
The Board has extensive involvement in the oversight of risk management related to Ginkgo and its business, while our management is responsible for day-to-day risk assessment and mitigation activities. While the Board retains overall responsibility for risk oversight, the Board has delegated categories related to certain risks to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Audit Committee provides regular reporting to the Board and represents the Board by periodically reviewing Ginkgo’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, people, internal audit, cybersecurity and information security and technology functions, the Audit Committee reviews and discusses all significant areas of Ginkgo’s business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Compensation Committee is responsible for reviewing the risks associated with our overall compensation program, including our equity-based compensation plans, and is responsible for our executive officer and director compensation. The Nominating and Corporate Governance Committee is responsible for overseeing management of risks related to our corporate governance guidelines and code of business conduct and ethics, CEO succession planning and artificial intelligence (“AI”) strategy and compliance. The Board reviews strategic and operational risk and receives regular reports on committee activities. In addition, the Board receives periodic detailed operating performance reviews from management and business unit leaders.
Corporate Governance Documents
Please visit our investor relations website at https://investors.ginkgobioworks.com/governance, “Governance,” for additional information on our corporate governance, including:
●the Code of Business Conduct and Ethics;
●the Corporate Governance Guidelines, which includes policies on director stock ownership guidelines and succession planning; and
●the charters approved by the Board for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.
Ginkgo has also adopted an Insider Trading Compliance Policy governing the purchase, sale and/or other disposition of its securities by directors, officers and employees, or Ginkgo itself, that it believes is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable New York Stock Exchange (“NYSE”) listing standards.

Shareholder Engagement
Ginkgo is focused on building and maintaining understanding and trust with our shareholders and other interested parties. We seek to maintain direct, frequent, and thoughtful dialogue with our shareholders, irrespective of size. As a mission driven company, it is just as important to us that the public builds a broad understanding of the potential of autonomous labs as a large institutional investor and so we spend significant time engaging with individual retail investors. We utilize multiple mediums for our outreach and engagement including investor conferences, one-on-one meetings, public presentations, and social media to: (i) open and maintain direct lines of communication with our diverse shareholder base; (ii) communicate our story and business model; (iii) make accessible company information and performance; and (iv) gather questions and feedback.
Our discussions with shareholders and other interested parties cover a broad range of topics, including the autonomous lab ecosystem and Ginkgo’s business model, business strategy, financial performance, and corporate governance. We seek to engage with shareholders year-round on Ginkgo’s vision and value creation opportunities. This direct dialogue with current and prospective shareholders and other interested parties has not only enabled Ginkgo to share our priorities and vision but also understand shareholder and other interested party feedback and concerns. These observations have helped us to refine our engagement with all interested parties and are conveyed to Ginkgo leadership, wherever applicable, so we can continue to improve.
Importantly, our employees as a group are currently our largest shareholder, and just as we spend time building an understanding of our value creation opportunities with institutional and retail investors, for instance, we directly engage with our employee shareholders as well. We believe a strong culture of employee ownership and engagement will help drive sustainable long-term value and so we seek to deeply engage our employee shareholders and help employees build a deep understanding of how their work creates real value. As an example of this, directly following our quarterly results calls, we host an open meeting for all employees of the Company to ask their questions about our results presentation.
Board Meetings and Committees
The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2025, our Board held 5 meetings. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees on which they served and which occurred during 2025.
The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised entirely of directors who meet the applicable independence requirements of the NYSE corporate governance standards.

The committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to shareholders. The table below provides current membership information as well as meeting information for the last fiscal year.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Ross Fubini[1]	x	x

Kathy Hopinkah Hannan[2]	x		x

Christian Henry	x	x

Sri Kosuri[3]			x

Myrtle Potter[4]	x

Shyam Sankar[5]		x	x

Harry E. Sloan[6]	x		x

Total Meetings	4	7	4
1 Ross Fubini was appointed to the Audit Committee on June 12, 2025. After the Annual Meeting, the Board expects Mr. Fubini to serve as chairperson of the Compensation Committee.
2 Dr. Hannan served as a director and member of the Audit Committee and the Nominating and Corporate Governance Committee until her term expired at the 2025 Annual Meeting on June 12, 2025.
3 Sri Kosuri was appointed to the Nominating & Corporate Governance Committee on June 12, 2025.
4 Myrtle Potter served as a director and member of the Audit Committee until her term expired at the 2025 Annual Meeting on June 12, 2025.
5 Mr. Sankar is not standing for re-election to the Board of Directors at the Annual Meeting and his term as a director and membership of both the Nominating and Corporate Governance Committee and the Compensation Committee will expire at the Annual Meeting.
6 Harry E. Sloan was appointed to the Nominating & Corporate Governance Committee on June 12, 2025.
The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.
Audit Committee
Ginkgo has an Audit Committee, consisting of Christian Henry, who serves as the chairperson, Ross Fubini, and Harry E. Sloan. Each of Messrs. Henry, Fubini, and Sloan qualify as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Henry qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of NYSE. After the Annual Meeting, the Board expects Messrs. Henry, Fubini, and Sloan to continue serving on the Audit Committee.
The purpose of the Audit Committee is to prepare the Audit Committee report required by the SEC to be included in Ginkgo’s proxy statement and to assist the Board in overseeing and monitoring:
(1)    the quality and integrity of the financial statements;
(2)    compliance with legal and regulatory requirements;

(3)    Ginkgo’s independent registered public accounting firm’s qualifications and independence;
(4)    the performance of Ginkgo’s internal audit function; and
(5)    the performance of Ginkgo’s independent registered public accounting firm.
The Board has adopted a written charter for the Audit Committee, which is available on Ginkgo’s website.
Compensation Committee
Ginkgo has a Compensation Committee, consisting of Shyam Sankar, who serves as the chairperson, Ross Fubini, and Christian Henry. Each of Messrs. Sankar, Fubini, and Henry qualify as an independent director under the NYSE corporate governance standards. Mr. Sankar is not standing for re-election to the Board of Directors at the Annual Meeting and his terms as a director and member of the Compensation Committee will expire at the Annual Meeting. After the Annual Meeting, the Board expects Messrs. Fubini and Henry to continue serving on the Compensation Committee, with Mr. Fubini serving as the chairperson.
The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to:
(1)    setting Ginkgo’s compensation programs and the compensation of its executive officers and directors;
(2)    monitoring Ginkgo’s incentive and equity-based compensation plans; and
(3)    preparing the Compensation Committee report required to be included in this proxy statement under the rules and regulations of the SEC.

In fulfilling its responsibilities, the Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.
The Board has adopted a written charter for the Compensation Committee, which is available on Ginkgo’s website.
For a description of the role of the executive officers in recommending compensation and the role of any compensation consultants, please see the sections entitled “Role of Management” and “Role of the Compensation Consultant” below.
Nominating and Corporate Governance Committee
Ginkgo has a Nominating and Corporate Governance Committee, consisting of Shyam Sankar, who serves as the chairperson, Sri Kosuri, and Harry E. Sloan. Each of Messrs. Sankar and Sloan and Dr. Kosuri qualify as an independent director under the NYSE corporate governance standards. Mr. Sankar is not standing for re-election to the Board of Directors at the Annual Meeting and his terms as a director and member of the Nominating and Corporate Governance Committee will expire at the Annual Meeting. After the Annual Meeting, the Board expects Mr. Sloan and Dr. Kosuri to continue serving on the Nominating and Corporate Governance Committee.

The purpose of the Nominating and Corporate Governance Committee is to assist the Board in discharging its responsibilities relating to:
(1)    identifying individuals qualified to become new Board members, consistent with criteria approved by the Board;
(2)    reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders;
(3)    identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee;
(4)    reviewing and recommending to the Board corporate governance principles applicable to Ginkgo;
(5)    overseeing the evaluation of the Board and management; and
(6)    handling such other matters that are specifically delegated to the committee by the Board from time to time.
The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on Ginkgo’s website.
Policy Regarding Director Attendance at the Annual Meeting
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of shareholders, we strongly encourage, but do not require, directors to attend. All seven directors then serving attended the 2025 Annual Meeting of Shareholders.
Director Nominations
The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by a third-party search firm retained to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons, as described above under “Director Nominee Tenure, Skills, and Characteristics.” Shareholders wishing to submit recommendations for director candidates for consideration by the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of Ginkgo by certified or registered mail:
●the name and address of the shareholder making the recommendation;
●the class, series, or number of shares of common stock owned of record or beneficially owned by the shareholder making the recommendation;
●a representation that the shareholder is a holder of record of stock entitled to vote at the meeting, will continue to be a shareholder of record of the Company entitled to vote at such meeting through the date of such meeting and intends to be present in person at the meeting (including present remotely for meetings held by remote communication);
●certain disclosable interests of the shareholder making the recommendation, as laid out in our Bylaws; and

●certain information about the candidate recommended by the shareholder, as laid out in our Bylaws.

To be considered by the Nominating and Corporate Governance Committee for the 2027 Annual Meeting of Shareholders, a director candidate recommendation must be received by the Secretary of Ginkgo no earlier than Thursday, February 11, 2027 and no later than Saturday, March 13, 2027. However, if we hold the 2027 Annual Meeting of Shareholders more than 30 days before, or more than 60 days after, the anniversary of the 2026 Annual Meeting date, then the information must be received no later than (i) the 90th day prior to the 2027 Annual Meeting date or (ii) the tenth day after public disclosure of the 2027 Annual Meeting date, whichever is later.
Our Bylaws provide a proxy access right for shareholders, pursuant to which a shareholder may include director nominees in our proxy materials for annual meetings of our shareholders. To be eligible to utilize these proxy access provisions, the shareholder, and such candidate for nomination, must satisfy the additional eligibility, procedural, and disclosure requirements set forth in our Bylaws.
In addition to satisfying the requirements under our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than Ginkgo’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of Ginkgo’s shares entitled to vote on the election of directors in support of director nominees other than Ginkgo’s nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Ginkgo at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2027 Annual Meeting, no later than Monday, April 12, 2027). However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2026 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or shareholder proposal that does not comply with our Bylaws and other applicable requirements.
Compensation of Directors
Ginkgo has an annual compensation program for its non-employee directors pursuant to which the non-employee directors are entitled to cash and equity compensation in such amounts necessary to attract and retain non-employee directors who have the talent and skills to foster long-term value creation and enhance the sustainable development of the Company. The compensation payable under the program is intended to be competitive in relation to both the market in which the Company operates and the nature, complexity and size of Ginkgo’s business.

Cash Compensation
Ginkgo’s non-employee directors receive the following amounts for their services on the Board under the non-employee director compensation program. In April 2025, the Board adopted changes to director cash compensation, which became effective as of June 12, 2025. The Board reviewed analysis performed by management comparing Ginkgo’s non-employee director cash compensation to that of Ginkgo’s 2025 peer group (the peer group is described in the “Compensation Discussion and Analysis — 2025 Peer Group” section of this Proxy Statement) and adopted changes to the non-employee director compensation policy to more closely align director cash compensation with the median of Ginkgo’s 2025 peer group.

	Prior to June 12, 2025	Including and After June 12, 2025
Board member annual director fee	$50,000	$45,000
In the event that a director serves as lead independent director or chair or on a committee of the Board, an additional annual fee as follows:
Chair of the Board	$36,000	$32,500
Lead independent director	$25,000	$25,000
Chair of the Audit Committee	$20,000	$20,000
Chair of the Compensation Committee	$15,000	$15,000
Chair of the Nominating and Corporate Governance Committee	$10,000	$10,000
Audit Committee member other than the chair	$10,000	$10,000
Compensation Committee member other than the chair	$7,500	$7,500
Nominating and Corporate Governance Committee member other than the chair	$5,000	$5,000
Director fees are payable in arrears in four equal quarterly installments, provided that the amount of each payment will be prorated for any portion of a calendar quarter that a non-employee director is not serving on the Board. The Board may permit non-employee directors to elect to receive equity compensation in lieu of cash compensation.
Equity Compensation
In April 2025, the Board adopted changes to non-employee director equity compensation at the same time it approved changes to non-employee cash compensation, which became effective on June 12, 2025. Similar to the changes in cash compensation, the Board adopted changes to the non-employee director compensation policy to more closely align the grant date value of director equity compensation with the median of Ginkgo’s 2025 peer group.
As in effect as of the 2025 Annual Meeting of Shareholders, Ginkgo’s non-employee directors received the following equity compensation for their services on the Board under the non-employee director compensation program.
●Generally, each non-employee director who is initially elected to the Board will receive an initial option to purchase shares of Ginkgo Class A common stock with a grant date fair value of $500,000 (the “Initial Option”).

●If a non-employee director has served on the Board as of the date of an annual meeting of shareholders and will continue to serve as a non-employee director immediately following such meeting, such non-employee director will receive an option to purchase shares of Ginkgo Class A common stock with a grant date fair value of $275,000 (the “Subsequent Option”).
●Stock options granted under the program have an exercise price equal to the closing price of Ginkgo Class A common stock on the last market trading day prior to the date of grant and expire not later than ten years after the date of grant. Each Initial Option and Subsequent Option granted to a non-employee director will vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the non-employee director’s continued service through the applicable vesting date. In the event of a change in control of Ginkgo, the options granted under the program will vest in full.
●In all cases, the fair market value of a share of Ginkgo Class A common stock on the option’s grant date for purposes of calculating the number of shares of Ginkgo Class A common stock subject to such option shall in no event be less than $8.00, regardless of the then-trading price of Ginkgo Class A common stock.
The following table sets forth information concerning the compensation of Ginkgo’s non-employee directors for their service on the Board for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)

Ross Fubini	60,261	257,125	317,386
Kathy Hopinkah Hannan(3)	29,107	-	29,107
Christian Henry	74,739	257,125	331,864
Sri Kosuri	50,000	257,125	307,125
Myrtle Potter(3)	26,868	-	26,868
Shyam Sankar	106,306	257,125	363,431
Harry E. Sloan	60,000	257,125	317,125
(1)    Amounts shown include annual fees earned for service on the Board and committees of the Board.
(2)    Amounts reflect the full grant date fair value of options granted during 2025 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures, rather than the amounts paid to or realized by the director. We provide information regarding the assumptions used to calculate the grant date fair value of all options made to our directors in Note 14 to the consolidated financial statements included in our 2025 Annual Report on Form 10-K.
(3) Kathy Hopinkah Hannan and Myrtle Potter’s terms on the Board expired as of the 2025 Annual Meeting on June 12, 2025.

 The table below shows the aggregate number of options (exercisable and unexercisable) and restricted stock held as of December 31, 2025 by each non-employee director.

Name	Options Outstanding at Fiscal Year End (#)	Restricted Stock Outstanding at Fiscal Year End (#)

Ross Fubini	76,437	-
Kathy Hopinkah Hannan	-	-
Christian Henry	54,868	4,395
Sri Kosuri	125,526	-
Myrtle Potter	-	-
Shyam Sankar	54,868	4,395
Harry E. Sloan	54,868	-

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Under the rules and regulations of the SEC and the listing standards of the NYSE, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. In addition, the Audit Committee considers the independence of our independent registered public accounting firm and participates in the selection of the independent registered public accounting firm’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the shareholders of the appointment of the independent registered public accounting firm of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
The Board and the Audit Committee believe that the retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. If shareholders do not ratify the selection of Deloitte, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2027 fiscal year. In addition, if shareholders ratify the selection of Deloitte as the Company’s independent registered public accounting firm, the Audit Committee may nevertheless periodically request proposals from the major independent registered public accounting firms and as a result of such process may select Deloitte or another registered public accounting firm as our independent registered public accounting firm.
The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Independent Registered Public Accounting Firm
Representatives of Deloitte, the Company’s current independent registered public accounting firm, are expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.
Change in Independent Registered Public Accounting Firm
On February 1, 2024, the Audit Committee (“Audit Committee”) of the Board of Directors of the Company authorized management to initiate a request-for-proposal process, soliciting, and subsequently receiving, proposals from three leading national accounting firms to provide audit services to the Company as its independent registered public accounting firm for the fiscal year ending December 31, 2024. Subsequent to the completion of its fiscal year 2023 audit, on March 6, 2024, the Company requested a proposal from EY, its then independent registered public accounting firm, to provide audit services for the fiscal year ending December 31, 2024. On March 8, 2024, EY notified the Company of its decision to decline to stand for re-appointment as the Company’s independent registered public accounting firm for fiscal year 2024, which decision was not the result of any disagreement with the Company. On March 13, 2024, the Audit Committee appointed Deloitte as its new independent registered public accounting firm.
The reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2023 and 2022, and the subsequent interim period through March 8, 2024, there were (i) no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its report for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim period through March 8, 2024, except for EY’s communication of the following material weaknesses: (i) the material weakness in internal control over financial reporting as of December 31, 2023, as described in Part II, Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, relating to ineffective management review controls; and (ii) the material weaknesses in internal control over financial reporting as of December 31, 2022, initially reported in Part II, Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, relating to ineffective management review controls and controls over the existence, completeness, and accuracy of data used in the Company’s controls. The Audit Committee discussed such reportable events with EY, and the Company authorized EY to respond fully to the inquiries of Deloitte concerning such reportable events.
During the years ended December 31, 2023 and 2022, and the subsequent interim period through March 14, 2024, neither the Company nor anyone on its behalf has consulted Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the

Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided EY with a copy of the foregoing disclosure and requested that EY furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by Ginkgo set forth above and, if not, stating the respects in which it does not agree, as required by SEC rules. A copy of EY’s letter, dated March 14, 2024, stating its agreement with the foregoing disclosures was filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on March 14, 2024.

Fee Information
The following table provides a summary of the aggregate fees incurred for Deloitte, the Company’s independent public accounting firm, for the years ended December 31, 2025 and December 31, 2024.

	Fiscal year ended December 31,
	2025 ($)	2024 ($)
Audit fees (a)	4,042,215	4,143,522
Audit-related fees (b)	—	—
Tax fees (c)	138,400	—
All other fees (d)	—	—

Total fees	4,180,615	4,143,522

(a) Audit fees were for professional services rendered for the audit of our consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports, registration statements filed with the SEC, and services such as comfort letters that are normally provided by the financial statement auditor. Audit fees also included professional services rendered for the audit of our internal controls over financial reporting.
(b)    Audit-related fees represent assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” There were no audit-related fees in either 2025 or 2024.
(c)    Tax fees were for professional services rendered by Deloitte for tax compliance, tax advice, and tax planning. There were no tax fees in 2024.
(d)    All other fees represent products and services provided that are not reported under “Audit fees,” “Audit-related fees” or “Tax fees.” There were no fees in this category in either 2025 or 2024.
Pre-Approval Policies and Procedures
All of the fees described above were pre-approved by the Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy under which the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm. Proposed services may either be pre-approved within categories presented to the Audit Committee that include a detailed description of the specific services within such categories along with the budgeted fees or on a case-by-case basis for specific services not contemplated in the original pre-approved categories. The Audit Committee will, at least annually, review and pre-approve the categories of services (if any).

Finally, in accordance with the pre-approval policy, the Audit Committee may delegate pre-approval authority to each of its members. Any member to whom this authority is delegated must report any pre-approval decisions to the Audit Committee at its next meeting.

Audit Committee Report
The Audit Committee is composed solely of independent directors meeting the applicable requirements of the NYSE standards. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting, as applicable.
In this context, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the year ended December 31, 2025 (the “Audited Financial Statements”). The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2025, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.
The Audit Committee:
Christian Henry
Ross Fubini
Harry E. Sloan

ITEM 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative discussion.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to tie total compensation to long-term performance that supports shareholder value, as reflected primarily in our stock price.

We urge shareholders to read the “Compensation Discussion and Analysis,” as well as the Summary Compensation Table and related compensation tables and narrative discussion, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers will support and contribute to our success.

This item is being presented pursuant to Section 14A of the Exchange Act. Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

Beneficial Ownership of Shares
The following table sets forth information known to the Company regarding the beneficial ownership of Ginkgo common stock by:
●each person who is a named executive officer or director of Ginkgo;
●all executive officers and directors of Ginkgo as a group; and
●each person who is a beneficial owner of more than 5% of Ginkgo Class A common stock or Ginkgo Class B common stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, Ginkgo believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
The beneficial ownership of Ginkgo common stock is based on 53,172,097 shares of Ginkgo Class A common stock and 8,963,350 shares of Ginkgo Class B common stock issued and outstanding as of April 14, 2026 unless otherwise specified. Unless otherwise indicated, the address for each beneficial owner listed is 27 Drydock Avenue, 8th Floor, Boston, Massachusetts 02210.

	Class A common stock		Class B common stock		% of Total Voting Power**
Name of Beneficial Owner	Shares	%	Shares	%	%
Directors and Executive Officers of Ginkgo		—
Jason Kelly(1)	316,483	*	2,041,437	22.8%	14.5%
Reshma Shetty(2)	774,990	1.5%	4,097,358	45.7%	29.2%
Steve Coen (3)	51,335	*	-	*	*
Mark Dmytruk (4)	5,694	*	-	-	*
Ross Fubini(5)	55,083	*	-	-	*
Christian Henry (6)	56,261	*	-	-	*
Sri Kosuri(7)	86,516	*	-	-	*
Shyam Sankar (8)	104,323	*	-	-	*
Harry E. Sloan(9)	303,369	*	-	-	*

All Directors and Executive Officers of Ginkgo as a Group (8 individuals)	1,748,360	3.3%	6,138,795	68.5%	44.2%

5% Beneficial Owners of Ginkgo
Bartholomew Canton(10)	774,990	1.5%	4,097,358	45.7%	29.2%
Austin Che(11)	381,837	*	2,003,679	22.4%	14.3%
Cascade Investment, L.L.C. (12)	3,621,636	6.8%	-	-	2.6%
Viking Global Investors LP (13)	3,577,128	6.7%	-	-	2.5%
BlackRock, Inc. (14)	3,001,643	5.6%	-	-	2.1%

*    Less than one percent.
**   Percentage of total voting power represents voting power with respect to all shares of Ginkgo Class A common stock and Ginkgo Class B common stock, as a single class. Each share of Ginkgo Class B common stock is entitled to 10 votes per share and each share of Ginkgo Class A common stock is entitled to one vote per share. For more information about the voting rights of Ginkgo common stock, see the description of the Company’s securities filed with the 2025 Annual Report on Form 10-K as Exhibit 4.2.
(1)    Consists of (a) 316,483 shares of Ginkgo Class A common stock and 1,748,236 shares of Ginkgo Class B common stock held directly by Dr. Kelly and (b) 293,201 shares of Ginkgo Class B common stock held by The Kelly 2016 Grantor Retained Annuity Trust, over which Dr. Kelly has sole voting and dispositive power.
(2)    Consists of (a) 436,422 shares of Ginkgo Class A common stock and 264,141 shares of Ginkgo Class B common stock held by directly Dr. Shetty, (b) 1,754,744 shares of Ginkgo Class B common stock held by The Reshma Padmini Shetty Revocable Living Trust – 2014, over which Dr. Shetty has sole voting and dispositive power, (c) 64,588 shares of Ginkgo Class B common stock held by two family trusts and (d) 338.568 shares of Ginkgo Class A common stock and 2,013,885 shares of Ginkgo Class B common stock beneficially owned by Dr. Shetty’s spouse, as reported in footnote (10) below. The voting and dispositive power over the shares held by the family trusts are held by three or more individuals acting by majority approval and therefore none of the individuals is deemed a beneficial owner of the shares held by such trust.
(3)    Consists of 84,506 shares of Ginkgo Class A common stock held directly by Mr. Coen.
(4)    Consists of 5,694 shares of Ginkgo Class A common stock held directly by Mr. Dmytruk.
(5)    Consists of (a) 10,822 shares of Ginkgo Class A common stock and (b) 44,261 stock options held directly by Mr. Fubini. Each stock option represents a contingent right to receive one share of Class A common stock that has vested or will vest within 60 days.
(6)    Consists of (a) 24,310 shares of Ginkgo Class A common stock and (b) 31,951 stock options held directly by Mr. Henry. Each stock option represents a contingent right to receive one share of Class A common stock that has vested or will vest within 60 days.
(7)    Consists of (a) 24,067 shares of Ginkgo Class A common stock and (b) 62,449 stock options held directly by Dr. Kosuri. Each stock option represents a contingent right to receive one share of Class A common stock that has vested or will vest within 60 days.
(8)    Consists of (a) 72,372 shares of Ginkgo Class A common stock and (b) 31,951 stock options held directly by Mr. Sankar. Each stock option represents a contingent right to receive one share of Class A common stock that has vested or will vest within 60 days.
(9)    Consists of (a) 271,418 shares of Ginkgo Class A common stock and (b) 31,951 stock options held directly by Mr. Sloan. Each stock option represents a contingent right to receive one share of Class A common stock that has vested or will vest within 60 days.

(10)    Consists of (a) 338,568 shares of Ginkgo Class A common stock and 264,141 shares of Ginkgo Class B common stock held directly by Dr. Canton, (b) 1,749,744 shares of Ginkgo Class B common stock held by The Bartholomew Canton Revocable Living Trust – 2014, over which Dr. Canton has sole voting and dispositive power, (c) 64,588 shares of Ginkgo Class B common stock held by two family trusts, and (d) 436,422 shares of Ginkgo Class A common stock and 2,018,885 shares of Ginkgo Class B common stock beneficially owned by Dr. Canton’s spouse as reported in footnote (2) above. The voting and dispositive power over the shares held by the family trusts are held by three or more individuals acting by majority approval and therefore none of the individuals is deemed a beneficial owner of the shares held by such trust.
(11) Consists of (a) 331,837 shares of Ginkgo Class A common stock and 58,005 shares of Ginkgo Class B common stock held directly by Dr. Che, (b) 25,000 shares of Class A common stock held of record by a revocable spousal trust, of which Dr. Che may be deemed to hold investment and voting discretion, (c) 25,000 shares of Class A common stock held of record by a family trust, of which Dr. Che may be deemed to hold investment and voting discretion, (d) 1,923,175 shares of Ginkgo Class B common stock held by the Austin Che Revocable Trust, over which Dr. Che has sole voting and dispositive power, (e) 20,555 shares of Ginkgo Class B common stock held of record by the Austin Che Irrevocable Trust, of which Dr. Che may be deemed to hold investment and voting discretion, and (f) 1,944 shares of Ginkgo Class B common stock held by an irrevocable marital trust, of which Dr. Che may be deemed to hold investment and voting discretion.
(12)    Consists of 3,621,636 shares of Ginkgo Class A common stock. All shares of Ginkgo Class A common stock held by Cascade Investment, L.L.C. may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade, L.L.C. The address for this shareholder is 2365 Carillon Point, Kirkland, WA 98033. Data was obtained from a Schedule 13G/A that was filed with the Securities and Exchange Commission on November 14, 2025.
(13)    Consists of (a) 2,900,025 shares of Ginkgo Class A common stock and (b) 677,103 shares of Ginkgo Class A common stock that remain subject to forfeiture to the extent certain price targets are not satisfied, each directly held and beneficially owned by Viking Global Opportunities Illiquid Investments Sub-Master LP (“VGOP”). Viking Global Investors LP (“VGI”) provides managerial services to VGOP and has the authority to dispose of and vote the shares of Ginkgo Class A common stock directly held by VGOP. Viking Global Opportunities Parent GP LLC (“Opportunities Parent”) is the sole member of Viking Global Opportunities GP LLC, which has the authority to dispose of and vote shares controlled by Viking Global Opportunities Portfolio GP LLC, which consists of the shares of Ginkgo Class A common stock directly held by VGOP. O. Andreas Halvorsen, David C. Ott and Rose S. Shabet as Executive Committee Members of Viking Global Partners LLC (general partner of VGI) and Opportunities Parent, have shared authority to dispose of and vote the shares of Ginkgo Class A common stock beneficially owned by VGI and Opportunities Parent. The address for each entity and person named is 55 Railroad Ave, Greenwich, CT 06830. Data was obtained from a Schedule 13G/A that was filed with the Securities and Exchange Commission on November 14, 2024.

(14)    Consists of 3,001,643 shares of Ginkgo Class A common stock held by BlackRock Inc. The address for this shareholder is 50 Hudson Yards, New York, NY 10001. Data was obtained from a Schedule 13G that was filed with the Securities and Exchange Commission on July 17, 2025.

Executive Officers
Our executive officers as of April 29, 2026 are as follows:

Name	Age	Position
Jason Kelly	45	Chief Executive Officer and Founder; Director
Reshma Shetty	45	President and Founder; Director
Steven Coen	60	Chief Financial Officer
Jason Kelly, one of our Founders, is the Chief Executive Officer and a member of Ginkgo’s Board. Dr. Kelly previously served as a director of CM Life Sciences II Inc. (Nasdaq: CMII), a special purpose acquisition company with a focus on the life sciences sector in 2021. Dr. Kelly has a Ph.D. in Biological Engineering and a B.S. in Chemical Engineering and Biology from the Massachusetts Institute of Technology.
Reshma Shetty, one of our Founders, is the President and a member of Ginkgo’s Board. Dr. Shetty has a Ph.D. in Biological Engineering from the Massachusetts Institute of Technology and a B.S. in Computer Science from the University of Utah.
Steven Coen has served as our Chief Financial Officer since 2025 and previously served as our Chief Accounting Officer from 2023 to 2025. Mr. Coen joined the Company with over 30 years of public accounting and corporate finance leadership experience, most recently with Charles River Laboratories, a global contract research organization for pharmaceutical and biotechnology companies, government agencies and leading academic institutions, where he served as the Corporate Vice President & Corporate Controller from 2017 to 2023. Prior to Charles River, Mr. Coen served in accounting and finance leadership roles in the technology and medical device industries after spending more than 17 years in the audit practice at Deloitte & Touche LLP. Mr. Coen earned a B.S. in Accounting and an A.S. in Management from Bentley University and is a Certified Public Accountant in Massachusetts.

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the philosophy, objectives, and structure of our compensation program for our three current executive officers and our former chief financial officer, who were the only executive officers at Ginkgo in 2025, and therefore, are also our “named executive officers” for 2025. These individuals and their positions are as follows:
●Jason Kelly, Chief Executive Officer;
●Reshma Shetty, President and former Chief Operating Officer(1);
●Steven Coen, Chief Financial Officer(2); and
●Mark Dmytruk, Former Chief Financial Officer(3).

(1) Dr. Shetty relinquished the role of Chief Operating Officer effective January 1, 2026, but continues in a substantial policymaking function in her role of President.
(2) Mr. Coen, our former Chief Accounting Officer, was appointed Chief Financial Officer effective May 30, 2025.
(3) Mr. Dmytruk resigned from the Company on June 6, 2025.
Executive Summary
●CEO and President and Former COO Compensation: Dr. Kelly’s and Dr. Shetty’s 2025 compensation consisted of a base salary, a grant of performance-based restricted stock units (“PSUs”), and eligibility to participate in Ginkgo’s broad-based employee benefit plans and programs. As discussed below in this Compensation Discussion and Analysis, in 2025 the Board cancelled the performance-based stock options granted to Dr. Kelly and Dr. Shetty pursuant to the 2024 Founder Compensation Program and granted PSUs to them.
●CFO Compensation: In 2025, Mr. Coen received a time-based restricted stock unit (“RSU”) award and PSU award as part of our annual compensation review process in connection with his role as our Chief Accounting Officer, as well as an additional award of PSUs in connection with his appointment as our Chief Financial Officer. In addition, in 2025, Mr. Dmytruk received an RSU award and a PSU award as part of our annual compensation review process, the unvested portions of which were forfeited at the time of his resignation.
●Post-deSPAC Equity Incentive Structure and Earnout Shares: As further described below under “Long-Term Compensation”, Dr. Kelly and Dr. Shetty hold (and prior to his resignation Mr. Dmytruk held) Ginkgo restricted stock units that they received in the business combination (the “Business Combination”) of Soaring Eagle Acquisition Corp. and Ginkgo Bioworks, Inc. (“Old Ginkgo”) in respect of previously granted restricted stock units and they also hold Ginkgo restricted stock that is subject to service- and stock price-based vesting hurdles that they received with respect to the earn-out portion of the consideration paid in the Business Combination. These restricted stock unit and restricted stock earnout awards were designed to function as a multi-year growth incentive while also providing retentive value.

Compensation Philosophy and Objectives
We design our compensation programs to attract, retain and engage great talent, reinforce an ownership mindset, and emphasize performance and contribution to our long-term success among all employees, including our named executive officers. As a result, our compensation programs encourage experimentation, innovation and performance that support the long-term creation of shareholder value.
As is the case for other employees, our named executive officers’ compensation includes the following basic components:
1.base salary; and
2.periodic grants of incentive equity awards, which in 2025 were in the form of RSU awards for Mr. Coen and Mr. Dmytruk, which generally vest quarterly over one year, and PSU awards for all executive officers, which generally vest based on one-year Company-wide cash flow metrics (or Finance team performance for Mr. Coen’s award granted in his capacity as our Chief Accounting Officer prior to his appointment as our Chief Financial Officer), which serve to tie compensation to our financial performance.
We believe our compensation programs differ from the approach used by many companies with its emphasis on stock-based compensation. This focus on long-term incentives encourages all employees, including executives, to think and act like owners, because they are owners. It also aligns employee, including executive, compensation with the returns we deliver to shareholders.
The Compensation Committee is continually reviewing compensation market trends and evaluating our compensation programs to ensure a balance between attraction and retention of great talent and alignment among employees’ (including executives’) and shareholders’ experiences.
In 2025, in order to continue to prioritize reducing cash burn as an overarching objective for all employees that began with our plan of restructuring in May 2024 and to incentivize our pivot to focus on autonomous labs, we began granting PSU awards to employees and granting RSU awards that generally vest quarterly over one year to non-founder employees, as described under “2025 Compensation Decisions – Equity Compensation” below.
Compensation Best Practices
Our executive compensation program has a number of features that reflect our philosophy and objectives:
●Focus on long-term shareholder value: Our compensation program aligns executive and shareholder interests by compensating executives primarily with equity grants so that compensation is negatively impacted if our stock price declines and is favorably impacted if the stock price appreciates. This encourages executives to think and operate with an ownership mindset that benefits all stakeholders, including shareholders, over the long-term.

●Focus on realizable compensation: The Compensation Committee focuses on realizable compensation by assessing the potential annual value of historical equity awards vesting each year as well as the value of one-year PSU and RSU awards.
●Monitor dilution and overhang: In order to protect shareholder value, the Compensation Committee is committed to the responsible use of equity by balancing the equity compensation’s value linking executive and shareholder experiences, while managing shareholder dilution resulting from our compensation program.
●No severance benefits or accelerated vesting of unearned equity upon termination of employment with founding named executive officers: Dr. Kelly and Dr. Shetty do not have an employment or severance agreement and are not guaranteed any compensation should their employment terminate for any reason, including in connection with a change in control.
●No executive perks: Ginkgo’s named executive officers are eligible to participate in Ginkgo’s broad-based employee benefit plans and programs, including medical, dental, vision, life, and disability insurance benefits, to the same extent as Ginkgo’s other full-time employees.
●No excise tax gross-ups in existing agreements: We do not have agreements that provide excise tax gross-ups on executive compensation.
●Assess risks of our compensation program: We believe the structure of our executive compensation program motivates our executives to make thoughtful, appropriate decisions with measured risks balanced by appropriate rewards for the Company.
●Independent compensation consultant: The Compensation Committee engages an independent compensation consultant, which provides valuable data regarding executive compensation trends and best practices.
●Policies against hedging and pledging: Our Insider Trading Compliance Policy prohibits our executives from engaging in “hedging” or similar transactions with respect to our common stock. Pledging the Company’s securities as collateral to secure loans is prohibited unless an exception is approved by the Board.
We strive to keep our executive compensation simple, transparent, and aligned with shareholder value. Ginkgo’s compensation program for 2025, consisting of base salary and grants of incentive equity awards, primarily in the form of RSUs and PSUs for annual grants, aligns employee (including executive) compensation with long-term company performance and shareholder value.
To assess the performance of our employees and executives, we have a performance management program that, in 2025, consisted of evaluating employees’ and executives’ objectives and assigning them an annual performance rating based on achievement of those objectives. For our executives (including Mr. Coen and Mr. Dmytruk but not including Dr. Kelly or Dr. Shetty), our annual performance management and compensation review process also took into account an executive’s percentile placement as compared to an equivalent title or role in the 2025 peer group in the determination of individual compensation. For Mr. Coen, we also reviewed and increased his compensation at the time of his appointment as our Chief Financial Officer to align his compensation with the compensation previously received by our prior Chief Financial Officer.

Role of the Compensation Committee
The Compensation Committee has the responsibility for establishing our compensation philosophy and objectives, determining the structure, components, and other elements of our compensation programs, and reviewing and approving the compensation of our named executive officers. In 2025, the Compensation Committee reviewed and determined the compensation of the Founders, Messrs. Coen and Dmytruk, as well as that of the broader non-founder leadership team.
Role of Management
Our Chief Executive Officer and our Chief Operating Officer, currently Jennifer Wipf, in consultation with our People team, review comparative data derived from publicly available market compensation information and analyses prepared by our compensation consultant for the CFO and our broader non-founder leadership team. Our Chief Executive Officer and Chief Operating Officer then make a recommendation to the Compensation Committee regarding the compensation for our CFO and the broader non-founder leadership team based on this market data as well as the level of achievement of the individual’s objectives for the year, as described above. The Compensation Committee reviews and discusses this information and the recommendation by our Chief Executive Officer and Chief Operating Officer, and then determines changes to cash compensation and the grant of equity compensation, if any.
Role of the Compensation Consultant
The Compensation Committee retained Alpine Rewards ("Alpine") as its compensation consultant in 2025. Alpine provided various services to the Compensation Committee, including the review, analysis and update of our compensation peer group; the review and analysis of compensation for our Founders, CFO, and broader non-founder leadership team against competitive market data based on the companies in our compensation peer group and against broader compensation survey data when appropriate; the review and analysis of our non-employee director compensation program; and support on other ad hoc matters. Alpine also attended Compensation Committee meetings to offer leading market perspectives and feedback on management’s compensation proposals to the Committee. During 2025, Alpine did not perform services for Ginkgo other than pursuant to its engagement by the Compensation Committee. The Compensation Committee has assessed the independence of Alpine and concluded that Alpine is independent and its engagement does not raise any conflict of interest with Ginkgo or any of its directors or executive officers.
Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable companies, especially to understand the demand and competitiveness for attracting and retaining an individual with each named executive officer’s specific expertise and experience.
For 2025, the Compensation Committee believed referencing market data, along with other factors, was important when setting total compensation for our named executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success. Market data is one factor considered in the annual compensation approval process. Other important considerations include compensation for the broader leadership team at Ginkgo and at the other companies with which we compete for talent, past contributions to company performance, employee knowledge, skills and experience, expected contributions to future success, cash compensation levels, estimated value of pre-existing stock-based compensation vesting in subsequent years, if any, and stock price assumptions.
2025 Peer Group
In December 2024, the Compensation Committee approved a new peer group to better align with our industry, revenue, and organizational complexity, which was used to evaluate 2025 compensation of our named executive officers and broader leadership team. The 18 companies that comprised the 2025 peer group were as follows:

AbCellera Biologics Inc.	Akoya Biosciences, Inc.	Beam Therapeutics Inc.	CRISPR Therapeutics AG
Flotek Industries, Inc.	Harvard Bioscience, Inc.	Maravai LifeSciences Holdings, Inc.	Pacific Biosciences of California, Inc.
Perimeter Solutions, Inc.	Quanterix Corporation	Sangamo Therapeutics, Inc.	Schrodinger, Inc.
Seres Therapeutics, Inc.	Standard Biotools Inc.	Travere Therapeutics, Inc.	Twist Bioscience Corporation
Ultragenyx Pharmaceutical Inc.	Vir Biotechnology, Inc.
2026 Peer Group
In February 2026, the Compensation Committee approved a new peer group to better align with our industry, revenue, and organizational complexity, which was and will be used to evaluate 2026 compensation of our named executive officers and broader leadership team. The 17 companies that comprise the 2026 peer group are as follows, with new additions to the peer group in bold:

AbCellera Biologics Inc.	Adaptive Biotechnologies Corporation	Certara, Inc.	Codexis, Inc.
Cytek Biosciences, Inc.	Fulgent Genetics, Inc.	Lifecore Biomedical, Inc.	Maravai LifeSciences Holdings Inc.
Mesa Laboratories, Inc.	Pacific Biosciences of California, Inc.	Personalis, Inc.	PROCEPT BioRobotics Corporation
Quanterix Corporation	Recursion Pharmaceuticals, Inc.	Schrodinger, Inc.	Standard BioTools, Inc.
Twist Bioscience Corporation

Compensation Risk Oversight
The Compensation Committee has conducted a risk assessment of our compensation programs and has concluded that the compensation programs for our employees, including those in which our named executive officers participate, do not create risks that are reasonably likely to have a material adverse effect on us.
Anti-Hedging and Pledging Policy
Under our Insider Trading Compliance Policy, employees, directors, and certain contingent workers, as well as persons sharing their households, are prohibited from engaging in any hedging or monetization transactions involving the Company’s equity securities (including purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decreases in the market value of our equity securities, unless an exception is approved by the Board. This prohibition applies to Company equity securities that are (i) granted to the employee, director, or contingent worker by the Company as part of their compensation or (ii) held, directly or indirectly, by the employee, director, or contingent worker.
Clawback Policy
The Company adopted a Policy for Recoupment of Incentive Compensation in accordance with the requirements of the Dodd-Frank Act, SEC rules and NYSE listing standards. The Company’s Policy for Recoupment of Incentive Compensation provides for the recovery of erroneously-awarded incentive compensation received by a current or former executive officer in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws. No amounts were clawed back pursuant to this policy in 2025.
Timing of Grants of Stock Options
Stock option grants to our executive officers are not made on a regular basis. Other than the stock option grants made to our Founders in 2024, which were cancelled in June 2025, we do not generally grant stock options to employees, and no employees hold outstanding options. In 2024, stock option grants were recommended by a Special Committee of the Board and the Board granted such grants to our Founders, including Dr. Kelly and Dr. Shetty. In connection with the 2024 stock option grants, the Special Committee did not take material non-public information into account when determining the timing and terms of the stock option awards. For stock option grants to our non-employee directors, as specified in the non-employee director compensation program, such grants are automatically made on the date of each Annual Meeting to each non-employee director in office immediately following such meeting. It is the Company’s practice not to time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

2025 Compensation Decisions
Base Salaries
Each of our named executive officers receives a base salary to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The salaries for Dr. Kelly and Dr. Shetty did not change from 2024 to 2025 and continue to be below market, as measured by peer group data, for their roles and responsibilities. Mr. Dmytruk’s salary of $460,000 did not change from 2024 to 2025. Mr. Coen’s base salary increased from $400,000 to $460,000, effective as of May 30, 2025 in connection with his appointment as Chief Financial Officer
The 2025 annual base salaries for Ginkgo’s named executive officers were:

Name	2025 Annual Base Salary ($)
Jason Kelly	250,000
Reshma Shetty	250,000
Steven Coen(1)	460,000
Mark Dmytruk(2)	460,000

(1)The amount represents Mr. Coen’s base salary effective as of May 30, 2025.
(2)The amount represents Mr. Dmytruk’s base salary until his resignation effective as of June 6, 2025.
Annual Bonuses
The Company does not currently have an annual cash bonus or incentive program for any of its employees, including its named executive officers.
Equity Compensation
Incentive compensation in the form of equity incentives aligns the interests of our employees, including our named executive officers, with long-term shareholder interests and allows us to attract, incentivize, and retain employees and other service providers in a competitive market. Thus, equity compensation is a key component of executive officers’ total compensation. As a form of compensation, equity-based incentives also enable us to manage the Company’s cash resources more effectively. We use RSUs as our primary stock-based compensation vehicle for non-founder employees. We believe that the use of RSUs aligns the long-term interests of employees, including our CFO, and helps efficiently manage overall shareholder dilution from stock awards.
In 2020 and 2021 prior to the Business Combination, Drs. Kelly and Shetty and Mr. Dmytruk received restricted stock units in Old Ginkgo that were subject to certain service- and performance-based vesting conditions. In connection with the Business Combination, the restricted stock units in Old Ginkgo held by these named executive officers were converted into restricted stock units issuable for the Company’s Class B common stock and, with respect to the earn-out portion of the consideration paid in the Business Combination to the shareholders of Old Ginkgo, restricted stock. These restricted stock earnout awards are subject to the same service-based vesting schedule as the related restricted stock units and to stock price vesting hurdles.
On March 6, 2025, the Compensation Committee approved a performance-based equity incentive program (the “2025 Performance Equity Program”), under which PSUs and RSUs that vest in quarterly installments over one year were granted to substantially all employees, including Mr. Coen (in his capacity as Chief Accounting Officer prior to his appointment as Chief Financial Officer) and Mr. Dmytruk. Dr. Kelly and Dr. Shetty were granted PSUs, but not RSUs, under such program in connection with the cancellation of their Founder Options, as described below under “Founder Equity Compensation”. RSUs and PSUs are granted under the 2021 Incentive Award Plan (the “2021 Plan”). PSUs were eligible to vest based on both continued employment and the achievement of performance metrics for the employee’s business unit or function, or Company-wide cash flow reduction of $100M, over a one-year performance period from January 1, 2025 through December 31, 2025. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance.
On March 6, 2025, in his capacity as Chief Accounting Officer and as part of our annual compensation review process, after considering Mr. Coen’s performance during 2024, we granted Mr. Coen a target award of 45,755 PSUs tied to the Finance team's performance and 4,245 RSUs under the 2025 Performance Equity Program. In addition, upon his appointment as Chief Financial Officer, the Compensation Committee approved a target award of 67,991 PSUs tied to Company-wide cash flow metrics on May 21, 2025.
On June 19, 2025, in connection with the cancellation of their Founder Options, the Compensation Committee awarded Dr. Kelly a target award of 635,670 PSUs and Dr. Shetty a target award of 375,800 PSUs, each award tied to Company-wide cash flow metrics, under the 2025 Performance Equity Program. The award of PSUs to the Founders in addition to all employees was intended to align the entire Company around one-year cash burn reduction goals as we pivoted the Company towards autonomous lab tools and services. The Compensation Committee determined PSUs were an appropriate equity tool to retain and incentivize the Founders to execute on near-term goals and strategies, and the size of their grants was determined to help align their total compensation to the 50th percentile of total cash compensation and equity compensation paid to executives holding equivalent roles in the Company’s 2025 peer group.
In February 2026, the Compensation Committee certified 2025 performance for the PSU awards granted in 2025, which resulted in Mr. Coen receiving 28,368 shares of Ginkgo common stock with respect to his March 2025 PSU award, which represented actual performance equal to 62% of the finance team target, and Mr. Coen receiving 45,553 shares of Ginkgo common stock with respect to his May 2025 PSU award and Dr. Kelly receiving 425,898 shares of Ginkgo common stock and Dr. Shetty receiving 251,786 shares of Ginkgo common stock with respect to their June 2025 PSU awards, each of which represented actual performance equal to 67% of the Company-wide target.
On March 6, 2025, as part of our annual compensation review process, after reviewing peer group data and after considering Mr. Dmytruk’s performance during 2024, we granted Mr. Dmytruk a target award of 17,475 PSUs tied to Company-wide cash flow metrics and 4,245 RSUs under the 2025 Performance Equity Program. Unvested portions of Mr. Dmytruk’s awards were forfeited at the time of his resignation.

Founder Equity Compensation

In 2023, in connection with the Board’s review of the Company’s executive compensation program, including compensation payable to our Founders, the Board formed a special committee (the “Special Committee”) to analyze and make recommendations to the Board regarding the compensation of each of Drs. Kelly, Shetty, Canton and Che (the “Founders”). Following extensive analysis and negotiations between the Special Committee and the Founders, the Special Committee resolved to recommend to the Board that it adopt a revised compensation program for our Founders in 2024 (the “2024 Founder Compensation Program”) that consisted, in part, of granting each Founder an option to purchase 125,000 shares of Ginkgo common stock (as adjusted to reflect the Company’s one-for-forty reverse stock split in August 2024 (the “Reverse Stock Split”)) with an exercise price of $100.00 (as adjusted to reflect the Reverse Stock Split) per share and with such options subject both to time-based and performance-based vesting criteria (the “Founder Options”).

On April 4, 2024, the Board determined to adopt the 2024 Founder Compensation Program and grant the Founder Options.

In June 2025, the Compensation Committee decided to cancel the Founder Options granted under the 2024 Founder Compensation Program due to the limitations posed by the number of shares available under the Company’s 2021 Plan and awarded Dr. Kelly and Dr. Shetty PSU awards under the 2025 Performance Equity Program described above. The Compensation Committee determined that it was in the best interest of the Company and its shareholders to retain and incentivize the Founders with refreshed awards.
2026 Performance Equity Program
On February 26, 2026, the Compensation Committee approved a performance-based equity incentive program (the “2026 Performance Equity Program”), substantially similar to the 2025 Performance Equity Program, under which PSUs and RSUs that vest in quarterly installments over one year were granted to substantially all employees. Mr. Coen was awarded PSUs and no RSUs, with the certification of the PSUs expected to take place in early 2027.
Post-employment Compensation
Dr. Kelly and Dr. Shetty. Neither Dr. Kelly nor Dr. Shetty is entitled to any severance benefits upon termination of employment for any reason.
Mr. Coen. Mr. Coen is not entitled to any severance benefits upon termination of employment for any reason. Mr. Coen entered into an agreement with us pursuant to which he is subject to non-competition, employee, consultant and advisor non-solicitation and no-hire, and customer and client non-solicitation covenants during the term of his employment or other service with us and for one year thereafter. The agreement also includes standard invention assignment and non-disclosure of confidential information covenants.
Mr. Dmytruk. Prior to his termination of employment, Mr. Dmytruk had entered into an agreement with us pursuant to which he is subject to non-competition, employee, consultant and advisor non-solicitation and no-hire, and customer and client non-solicitation covenants during the term of his employment or other service with us and for one year thereafter. The agreement also includes standard invention assignment and non-disclosure of confidential information covenants.
Other Elements of Compensation
Retirement Plan
Ginkgo maintains a 401(k) retirement savings plan for its employees, including Ginkgo’s named executive officers, who satisfy certain eligibility requirements. In 2025, Ginkgo’s named executive officers were eligible to participate in the 401(k) plan on the same terms as other full-time employees. Under this plan, in 2025, Ginkgo provided a non-elective contribution to all eligible participants equal to up to 5% of eligible compensation, which fully vests once such eligible participant has completed two years of continuous service. Effective January 1, 2024, the 5% non-elective contribution is capped for employees earning $100,000 or more in annual salary, resulting in a maximum employer contribution of $5,000. Ginkgo believes that providing a vehicle for tax-deferred retirement savings though Ginkgo’s 401(k) plan adds to the overall desirability of Ginkgo’s executive compensation package and further incentivizes Ginkgo’s employees, in accordance with Ginkgo’s compensation policies.
Employee Benefits and Perquisites
During their employment, Ginkgo’s named executive officers are eligible to participate in Ginkgo’s broad-based employee benefit plans and programs, including medical, dental, vision, life, and disability insurance benefits, to the same extent as Ginkgo’s other full-time employees, subject to the terms and eligibility requirements of those plans.

Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the CD&A and based on such review and discussions the Compensation Committee has recommended to the Board that the CD&A be included in Ginkgo Bioworks Holdings, Inc. Annual Report on Form 10-K and the Proxy Statement.
The Compensation Committee of the Board of Directors of Ginkgo Bioworks Holdings, Inc.
Shyam Sankar, Chair
Ross Fubini
Christian Henry

Summary Compensation Table
The following table sets forth information concerning the compensation of Ginkgo’s named executive officers for the years ended December 31, 2025, December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jason Kelly	2025	250,000	5,454,049	-	5,000	5,709,049
Chief Executive Officer	2024	250,000	-	981,000	-	1,231,000
	2023	250,000	-	-	12,019	262,019

Reshma Shetty	2025	250,000	3,224,364	-	5,000	3,479,364
President & Former Chief Operating Officer	2024	250,000	-	981,000	-	1,231,000
	2023	250,000	-	-	12,019	262,019

Steven Coen(4)	2025	433,692	893,633	-	5,000	1,332,326
Chief Financial Officer

Mark Dmytruk(5)	2025	212,308	169,633	-	5,000	386,941
Former Chief Financial Officer	2024	460,000	1,320,000	-	-	1,780,000
	2023	460,000	1,218,000	-	16,500	1,694,500

(1)    Amounts reflect the grant date fair value of RSUs and PSUs awarded, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the RSUs, the grant date fair value was calculated by multiplying the closing price of the Company’s Class A common stock on the grant date by the number of RSUs granted. For the PSUs, the grant date fair value is based on the probable outcome of the applicable performance conditions, which assumes that the performance conditions are met in full. We provide information regarding the assumptions used to calculate the fair value of all RSU and PSU awards made in Note 14 to the consolidated financial statements included in our 2025 Annual Report on Form 10-K.
(2)    Amounts for 2024 reflect the grant date fair value of the Founder Options awarded, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on the probable outcome of the applicable performance conditions, which assumes that the performance conditions are met in full. We provide information regarding the assumptions used to calculate the fair value of all option awards made to named executive officers in Note 14 to the consolidated financial statements included in our 2025 Annual Report on Form 10-K.
(3) Amounts for 2025 and 2023 represent employer non-elective contributions under Ginkgo’s 401(k) plan.
(4) Mr. Coen was appointed as Chief Financial Officer effective May 30, 2025. No amounts are reported in this table for Mr. Coen prior to 2025 because Mr. Coen was not a named executive officer prior to 2025.

(5) Mr. Dmytruk resigned from the Company effective June 6, 2025.
Grants of Plan-Based Awards
The following table sets forth information regarding plan-based awards made to Ginkgo’s named executive officers during the year ended December 31, 2025.

Name	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold (#)	Target (#)	Maximum (#)
Jason Kelly	6/19/2025(2)	0	635,670	-	-	5,454,049
Reshma Shetty	6/19/2025(3)	0	375,800	-	-	3,224,364
Steven Coen	3/6/2025(4)	-	-	-	4,245	33,153
	3/6/2025(5)	0	45,755	-	-	357,347
	5/21/2025(6)	0	67,991	-	-	503,133
Mark Dmytruk	3/6/2025(7)	-	-	-	4,245	33,153
	3/6/2025(8)	0	17,475	-	-	136,480
(1)Amounts shown reflect the grant date fair value of RSUs or PSUs, as applicable, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See footnote (1) to the Summary Compensation Table above.
(2)Represents the PSUs granted to Dr. Kelly on June 19, 2025, with performance vesting tied to the achievement of Company-wide cash flow metrics over a one-year performance period from January 1, 2025 through December 31, 2025 as certified by the Compensation Committee in February 2026, generally subject to his continued service to Ginkgo through the vesting date. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance. The actual number of PSUs earned was 425,898.
(3)Represents the PSUs granted to Dr. Shetty on June 19, 2025, with performance vesting tied to the achievement of Company-wide cash flow metrics over a one-year performance period from January 1, 2025 through December 31, 2025 as certified by the Compensation Committee in February 2026, generally subject to her continued service to Ginkgo through the vesting date. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance. The actual number of PSUs earned was 251,786.
(4)Represents the RSUs granted to Mr. Coen on March 6, 2025, which vested in substantially equal quarterly installments over one year beginning on April 16, 2025 until January 16, 2026, generally subject to his continued service to Ginkgo through the applicable vesting date.

(5)Represents the PSUs granted to Mr. Coen on March 6, 2025, with performance vesting tied to the achievement of the Finance team's performance over a one-year performance period from January 1, 2025 through December 31, 2025 as certified by the Compensation Committee in February 2026, generally subject to his continued service to Ginkgo through the vesting date. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance. The actual number of PSUs earned was 28,368.
(6)Represents the PSUs granted to Mr. Coen on May 21, 2025, with performance vesting tied to the achievement of Company-wide cash flow metrics over a one-year performance period from January 1, 2025 through December 31, 2025 as certified by the Compensation Committee in February 2026, generally subject to his continued service to Ginkgo through the vesting date. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance. The actual number of PSUs earned was 45,553.
(7)Represents the RSUs granted to Mr. Dmytruk on March 6, 2025, which were scheduled to vest in substantially equal quarterly installments over one year beginning on April 16, 2025 until January 16, 2026, generally subject to his continued service to Ginkgo through the applicable vesting date. Any unvested RSUs were forfeited at the time of Mr. Dmytruk’s resignation.
(8)Represents the PSUs granted to Mr. Dmytruk on March 6, 2025, with performance vesting tied to the achievement of Company-wide cash flow metrics over a one-year performance period from January 1, 2025 through December 31, 2025 as certified by the Compensation Committee in February 2026, generally subject to his continued service to Ginkgo through the vesting date. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance. The PSUs were forfeited at the time of Mr. Dmytruk’s resignation.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Ginkgo common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2025.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jason Kelly	1/1/2020	-		-	9,726	(2)	80,823
	8/18/2021	-		-	48,279	(2)	401,198
	6/19/2025	425,898	(3)	3,539,212	-		-

Reshma Shetty	1/1/2020	-		-	9,726	(2)	80,823
	8/18/2021	-		-	48,279	(2)	401,198
	6/19/2025	251,786	(4)	2,092,342	-		-

Steven Coen	7/28/2023	9,992	(5)	83,034	-		-
	3/7/2024	4,223	(6)	35,093	-		-
	3/6/2025	1,062	(7)	8,825	-		-
	3/6/2025	28,368	(8)	235,738	-		-
	5/21/2025	45,553	(9)	378,545	-		-

Mark Dmytruk (10)	3/2/2021	-		-	4,968	(2)	41,284
	4/4/2021	-		-	144	(2)	1,197
	8/2/2021	-		-	582	(2)	4,836

(1) Amount shown is based on the closing price of a share of Ginkgo Class A common stock of $8.31 on December 31, 2025, the last trading day of fiscal year 2025.
(2) Represents restricted stock earnout awards which vest in three substantially equal installments if the trading price per share of Ginkgo Class A common stock at any point during the trading hours of a trading day is greater than or equal to the following thresholds for any 20 trading days within any period of 30 consecutive trading days during the five-year period after the closing of the Business Combination: $600.00, $700.00 and $800.00. Dr. Kelly and Dr. Shetty’s related restricted stock met the service-based vesting requirement on October 1, 2022, and therefore, if the performance condition is met, the restricted stock earnout awards held by them will vest. Mr. Dmytruk’s related restricted stock units granted on March 2, 2021 and April 4, 2021 met the service-based vesting requirement on November 1, 2024 and December 1, 2024, respectively, and therefore, if the performance condition is met, the restricted stock earnout awards granted on the same dates will vest. Part of Mr. Dmytruk’s related restricted stock units granted on August 2,

2021 met the service-based vesting requirement prior to his resignation, and therefore, if the performance condition is met, the related restricted stock earnout awards granted on the same date will vest. The portion of Mr. Dmytruk’s related restricted stock units granted on August 2, 2021 that did not meet the service-based vesting requirement prior to his resignation and the related restricted stock earnout awards granted on the same date were forfeited at the time of his resignation.
(3)    The PSUs granted to Dr. Kelly on June 19, 2025 were subject to the achievement of Company-wide cash flow metrics during the performance period of January 1, 2025 through December 31, 2025. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance, generally subject to his continued service to Ginkgo through such date. The amount includes the actual number of shares earned as determined upon the certification of performance results by the Compensation Committee in the first quarter of 2026.
(4) The PSUs granted to Dr. Shetty on June 19, 2025 were subject to the achievement of Company-wide cash flow metrics during the performance period of January 1, 2025 through December 31, 2025. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance, generally subject to her continued service to Ginkgo through such date. The amount includes the actual number of shares earned as determined upon the certification of performance results by the Compensation Committee in the first quarter of 2026.
(5) The RSUs granted to Mr. Coen on July 28, 2023 began vesting on May 1, 2023 and will continue to vest in substantially equal monthly installments until April 1, 2027, generally subject to his continued service to Ginkgo through the applicable vesting date.
(6) The RSUs granted to Mr. Coen on March 7, 2024 began vesting on May 1, 2024 and will continue to vest in substantially equal monthly installments until April 1, 2028, generally subject to his continued service to Ginkgo through the applicable vesting date.
(7) The RSUs granted to Mr. Coen on March 6, 2025 vested in substantially equal quarterly installments over one year beginning on April 16, 2025 until January 16, 2026, generally subject to his continued service to Ginkgo through the applicable vesting date.
(8) The PSUs granted to Mr. Coen on March 6, 2025 were subject to the achievement of the Finance team's performance during the performance period of January 1, 2025 through December 31, 2025. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance, generally subject to his continued service to Ginkgo through such date. The amount includes the actual number of shares earned as determined upon the certification of performance results by the Compensation Committee in the first quarter of 2026.
(9) The PSUs granted to Mr. Coen on May 21, 2025 were subject to the achievement of Company-wide cash flow metrics during the performance period of January 1, 2025 through December 31, 2025. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance, generally subject to his continued service to Ginkgo through such date. The amount includes the actual number of shares earned as determined upon the certification of performance results by the Compensation Committee in the first quarter of 2026.
(10) Mr. Dmytruk did not hold any outstanding equity awards as of December 31, 2025 other than earnout awards which are time-vested and have not met performance conditions. All other then unvested equity awards held by Mr. Dmytruk were forfeited as of his resignation on June 6, 2025.

Option Exercises and Stock Vested
The following table sets forth the stock awards held by Ginkgo’s named executive officers that vested during the year ended December 31, 2025. No stock options held by any of Ginkgo’s named executive officers were exercised during the year ended December 31, 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jason Kelly	-	-
Reshma Shetty	-	-
Steven Coen	12,099	129,750
Mark Dmytruk	9,955	94,070

(1)    Amount shown is based on the closing price of a share of Ginkgo Class A common stock on the vesting date of the applicable stock awards.
Pension Benefits
None of our named executive officers participated in or received benefits from a pension plan during the year ended December 31, 2025 or in any prior year.
Nonqualified Deferred Compensation
None of our named executive officers participated in or received benefits from a nonqualified deferred compensation plan during the year ended December 31, 2025 or in any prior year.
Potential Payments Upon Termination of Employment or Change in Control
Dr. Kelly and Dr. Shetty. Neither Dr. Kelly nor Dr. Shetty have entered into employment agreements, offer letters or severance agreements with Ginkgo and are not entitled to payments or benefits in the event their employment terminates or in connection with a change in control.
Mr. Coen. Mr. Coen is not entitled to payments or benefits in the event his employment terminates or in connection with a change in control.

Mr. Dmytruk. Mr. Dmytruk did not receive any payments or benefits in connection with his resignation effective June 6, 2025.
2021 Plan. Under the 2021 Plan, in the event of a change in control of the Company (as defined in the 2021 Plan) in which equity awards, including those held by our named executive officers, are not continued, converted, assumed or replaced with a comparable award in connection with such change in control, the equity awards will become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such equity awards will lapse as of such change in control, and such equity awards will be canceled upon the consummation of the change in control in exchange for the right to receive the change in control consideration payable to holders of our common stock.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Jason Kelly, our CEO, to that of our median employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
We identified the median employee by examining W-2 reported earnings for all U.S. employees, excluding our CEO, who were employed by us on December 31, 2025, whether employed on a full or part-time basis, with compensation annualized for any permanent employee that was not employed for all of 2025. As of December 31, 2025, our workforce consisted of 485 active employees, with 2 employees located in the Netherlands and 6 located in Switzerland. As permitted by SEC rules, we excluded our non-U.S. employees from our calculations, as the combined workforce in those non-U.S. countries comprised approximately 1.65% of our total global workforce as of this same date. After excluding our non-U.S. employees, we identified our median employee from a population of 477 U.S. employees.
After identifying the median employee based on reported earnings through December 31, 2025, we calculated the annual total compensation for 2025 for such employee using the same methodology we used for our named executive officers as set forth in the Summary Compensation Table above.
For 2025, the value of the annual total compensation of the median employee was $176,436. For 2025, the annual total compensation of our CEO was $5,709,049. The resulting ratio of the two amounts is approximately 1:32. SEC rules allow companies to use a variety of methods and assumptions to estimate median employee compensation, and factors such as industry, geography, business model, and workforce composition will vary across companies. Accordingly, the information above may not be comparable to information reported by other companies.

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and our named executive officers other than our principal executive officer (“Other NEOs” or “Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. Each of our named executive officers (“NEOs”), other than Mr. Coen, became an NEO of the Company in connection with the Business Combination and prior to that time none of the NEOs of Old Ginkgo received any compensation.
We make our compensation decisions independently of disclosure requirements.

Year	Summary Compensation Table Total for Jason Kelly¹ ($)	Compensation Actually Paid to Jason Kelly¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs¹ ($)	Average Compensation Actually Paid to Non-PEO NEOs¹˒²˒³ ($)	Value of Initial Fixed $100 Investment Based on:[4]		Net Income (Loss) ($ Millions)[5]	Adjusted Cash Flow ($ Millions)[6]
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	5,709,049	3,712,220	1,732,877	1,080,018	1.71	92.84	(313)	(157)
2024	1,231,000	(248,050)	1,505,500	(774,749)	2.02	67.96	(547)	(384)
2023	262,019	(766,187)	978,500	540,035	13.88	67.48	(893)	(380)
2022	262,500	(152,520,622)	1,228,975	(82,295,312)	13.88	62.62	(2,105)	(223)
2021	380,742,276	237,508,511	210,405,477	132,638,554	68.23	84.19	(1,830)	(1,207)
1.Jason Kelly became PEO on September 17, 2021, the date of the closing of the Business Combination. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2025	2021*-2024
Reshma Shetty	Reshma Shetty
Steven Coen	Mark Dmytruk
Mark Dmytruk
*Dr. Shetty and Mr. Dmytruk each became NEOs on September 17, 2021, the date of the closing of the Business Combination.
2.The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below and reflect compensation for the full year of 2021, consistent with the Summary Compensation Table disclosure.
3.Compensation Actually Paid has been calculated in accordance with Item 402(v) of Regulation S-K and reflects the exclusions and inclusions of certain amounts for the PEO and the Other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock

Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. As of December 31, 2020, the end of the fiscal year prior to the date on which the Business Combination occurred (September 16, 2021), all awards were valued at $0 as their performance conditions were not considered probable to be achieved as of that date. Certain restricted stock units were subsequently modified on November 17, 2021 such that the performance conditions were deemed to be met. The per-share values of the restricted stock earnout awards are estimated based on the use of a Monte Carlo valuation methodology and the probable outcome of the achievement of the performance conditions as determined in accordance with FASB ASC Topic 718 on the dates required to be reported in the tables below.

Year	Summary Compensation Table Total for Jason Kelly ($)	Exclusion of Stock Awards and Option Awards for Jason Kelly ($)	Inclusion of Equity Values for Jason Kelly ($)	Compensation Actually Paid to Jason Kelly ($)
2025	5,709,049	(5,454,049)	3,457,220	3,712,220

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,732,877	(1,429,210)	776,351	1,080,018

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jason Kelly ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jason Kelly ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jason Kelly ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jason Kelly ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Jason Kelly ($)	Total - Inclusion of Equity Values for Jason Kelly ($)
2025	3,539,220	(82,000)	—	—	—	3,457,220

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	905,153	(34,488)	11,604	(2,504)	(103,414)	776,351

4.The peer group total shareholder return (“Peer Group TSR”) set forth in this table utilizes the S&P Biotechnology Select Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested in our Class A common stock and in the S&P Biotechnology Select Industry Index, respectively, for the period starting September 17, 2021 (the date our Class A common stock began trading on the NYSE after the closing of the Business Combination) through December 31 of the applicable year. Historical stock performance is not necessarily indicative of future stock performance.
5.The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.
6.The amounts reported in this column represent adjusted cash flow, a non-GAAP number and our Company-Selected Measure, which we believe represents the most important financial performance measure used to link Compensation Actually Paid to our PEO and Other NEOs in 2025 to our performance. The amount represents the decrease in cash and cash equivalents per our SEC statement of cash flows adjusted for the year-end balance in marketable debt securities.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company TSR (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Other NEOs, and the Company’s cumulative TSR starting September 17, 2021 (the date our Class A common stock began trading on the NYSE after the Business Combination) through December 31, 2025.The following chart also compares the Company’s cumulative TSR to the Peer Group TSR starting September 17, 2021 (the date our Class A common stock began trading on the NYSE after the Business Combination) through December 31, 2025.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
(De-SPAC 9/17/2021 Indexed to $100)
Compensation Actually Paid ($ Millions)
225
175
125
75
25
-25
-75
-125
-175
$100
$75
$50
$25
$0
Company TSR
S&P Biotechnology Select Industry Index TSR
100.00
100.00
237.5
84.19
68.23
132.6
62.62
13.88
-152.5
-82.3
67.48
13.88
0.5
-0.8
67.96
2.02
-0.2
-0.8
92.84
3.7
1.1
1.71
9/17/2021
2021
2022
2023
2024
2025
Fiscal Year
Jason Kelly Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Ginkgo Bioworks Holdings, Inc. (DNA) TSR
S&P Biotechnology Select Industry Index TSR

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Other NEOs, and our Net Income (Loss) during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Loss
Compensation Actually Paid ($ Millions)
225
175
125
75
25
-25
-75
-125
-175
Net Income ($ Thousands)
4,000
3,000
2,000
1,000
0
237.5
132.6
-152.5
-82.3
0.5
-0.8
-0.2
-0.8
3.7
1.1
-1,830.0
-2,105.0
-893.0
-547.0
-313.0
2021
2022
2023
2024
2025
Fiscal Year
Jason Kelly Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Ginkgo Bioworks Holdings, Inc. (DNA) Net Loss

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted Cash Flow
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Other NEOs, and our Adjusted Cash Flow during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Cash Flow
Compensation Actually Paid ($ Millions)
225
175
125
75
25
-25
-75
-125
-175
Cash Flow ($ Millions)
2,000
1,500
1,000
500
0
-500
-1,000
-1,500
237.5
132.6
-1,207.0
-152.5
-82.3
-223.0
-0.8
0.5
-380.0
-0.2
-0.8
-384.0
3.7
1.1
-157.0
2021
2022
2023
2024
2025
Fiscal Year
Jason Kelly Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Cash Flow

Tabular List of Financial Performance Measures
The most important financial performance measures used to link Compensation Actually Paid to our PEO and Other NEOs in 2025 to our performance are as follows:
•Adjusted Cash Flow

Certain Relationships and Related Person Transactions
Exchange Agreement
In October 2021 and March 2022, Ginkgo entered into a first and second amended and restated shareholders agreement, respectively, with Viking Global Opportunities Illiquid Investments Sub-Master LP, a holder of more than 5% of Ginkgo’s outstanding capital stock at the time of each agreement, pursuant to which Ginkgo agreed, subject to approval of the Board, to permit such shareholder to exchange a portion of its shares of Ginkgo Class A common stock for shares of Ginkgo Class C common stock on a 1-for-1 basis. The Board approved the exchange and Viking Global Opportunities Illiquid Investments Sub-Master LP effected the exchange in March 2022.
Director and Officer Indemnification
Ginkgo’s Charter authorizes indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.
Commercial Relationship with Octant
Octant, whose chief executive officer is Sri Kosuri, a member of the Board, is a commercial partner of Ginkgo, and Jason Kelly, Ginkgo’s chief executive officer, serves on Octant’s board of directors. Octant has a commercial contract with Ginkgo pursuant to which Ginkgo provides Reconfigurable Automation Carts and associated software and support services to Octant. Ginkgo received approximately $336,000 in revenue from Octant during the 2025 fiscal year pursuant to this contract.
Founders
Dr. Shetty is married to Ginkgo Founder and employee Dr. Canton. In 2025, Dr. Canton received a salary of $250,000 and was granted 82,800 PSUs on June 19, 2025, with performance vesting tied to achievement of Company-wide cash flow metrics over a one-year performance period from January 1, 2025 through December 31, 2025 as certified by the Compensation Committee in February 2026, generally subject to his continued service to Ginkgo through the vesting date. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance. The actual number of PSUs earned was 55,476 .
Austin Che is a Ginkgo Founder. In 2025, Dr. Che received a salary of $250,000 and 133,760 PSUs granted on June 19, 2025, with performance vesting tied to achievement of Company-wide cash flow metrics over a one-year performance period from January 1, 2025 through December 31, 2025 as certified by the Compensation Committee in February 2026, generally subject to his continued service to Ginkgo through the vesting date. PSU awards may vest between 0% and 100% of target and any earned PSUs vest on the date on which the Compensation Committee certifies performance. The actual number of PSUs earned was 81,619.

Policies and Procedures for Related Person Transactions
Our written related person transaction policy sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A transaction involving an amount exceeding $120,000 is presumed to be a “material transaction.” A “Related Person” means:
●any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
●any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
●any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer, nominee or beneficial owner of more than 5% of any class of the Company’s voting securities, and any other person (other than a tenant or employee) sharing the same household of such director, executive officer, nominee or beneficial owner of more than 5% of any class of the Company’s voting securities; and
●any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in any class of the Company’s voting securities.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review related person transactions.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal year 2025, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of the Compensation Committee, other than Jason Kelly, who serves as a director of Octant, Inc., whose Chief Executive Officer is Sri Kosuri. Please see “Certain

Relationships and Related Party Transactions” above for more information on the transactions between the Company and Octant, Inc.
Independence of the Board of Directors
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we have determined that each of the director nominees, Ross Fubini, Christian Henry, Sri Kosuri, and Harry E. Sloan, collectively representing a majority of Ginkgo’s directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.

Other Information
Expenses of Solicitation
The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by Ginkgo. We will also supply proxy materials to brokers and other nominees to solicit proxies from beneficial owners, and we will reimburse them for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other Ginkgo employees without additional compensation.
Other Matters
As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.
Proposals of Shareholders
To be considered for inclusion in the proxy statement and proxy card(s) for the 2027 Annual Meeting, proposals of shareholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Corporate Secretary of Ginkgo, at the address of our principal offices (see “General” on page 1 of this Proxy Statement), and must be received no later than Wednesday, December 30, 2026.
Our Bylaws include separate advance notice provisions applicable to shareholders desiring to bring proposals before an annual shareholders’ meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of Ginkgo regarding such proposals and provide the information and satisfy the other requirements set forth in the Bylaws.
To be timely, a shareholder who intends to present a proposal at the 2027 Annual Meeting of Shareholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary of Ginkgo no earlier than Thursday, February 11, 2027 and no later than Saturday, March 13, 2027. However, if we hold the 2027 Annual Meeting of Shareholders more than 30 days before, or more than 60 days after, the anniversary of the 2026 Annual Meeting date, then the information must be received no later than the 90th day prior to the 2027 Annual Meeting date or the tenth day after public disclosure of the 2027 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. The submission of a shareholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

In addition to satisfying the requirements under our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than Ginkgo’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of Ginkgo’s shares entitled to vote on the election of directors in support of director nominees other than Ginkgo’s nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Ginkgo at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2027 Annual Meeting, no later than Monday, April 12, 2027). However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2026 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.
Householding; Availability of Annual Report on Form 10-K and Proxy Statement
A copy of our combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2025 (together, the “2025 Annual Report”) accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing, postage and proxy tabulation costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2025 Annual Report (and/or a single copy of our Notice of Internet Availability of Proxy Materials) has been sent to your address. Each street name shareholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.
If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.
If you would like an additional copy of the 2025 Annual Report, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting www.proxyvote.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request by email to sendmaterial@proxyvote.com, or by calling 1-800-589-1639. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive your paper proxy card(s) or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

GINKGO BIOWORKS

GINKGO BIOWORKS HOLDINGS, INC.
27 DRYDOCK AVENUE
8TH FLOOR
BOSTON, MA 02210

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DNA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96990-P47524

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GINKGO BIOWORKS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

Class A Shareholders

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Ross Fubini	☐	☐	☐
1b. Christian Henry	☐	☐	☐
1c. Sri Kosuri	☐	☐	☐
1d. Harry E. Sloan	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please note there are two proxy cards, one for holders of Class A common stock and one for holders of Class B common stock. A shareholder who receives both a Class A proxy card and a Class B proxy card must vote the shares represented by each card separately.

V96991-P47524

GINKGO BIOWORKS HOLDINGS, INC.
2026 Annual Meeting of Shareholders
June 11, 2026 8:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jason Kelly and Karen Tepichin, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock, par value $0.0001 per share, of GINKGO BIOWORKS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the 2026 Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on June 11, 2026, virtually at www.virtualshareholdermeeting.com/DNA2026, and any adjournment or postponement thereof.

Holders of Class B common stock, voting as a separate class, are entitled to elect two (2) directors at the 2026 Annual Meeting of Shareholders. Holders of Class A common stock and holders of Class B common stock, voting together as a single class, are entitled to elect four (4) directors at the 2026 Annual Meeting of Shareholders. Please refer to the Proxy Statement for details. The number of shares of Class A common stock entitled to vote appears on the back of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

GINKGO BIOWORKS HOLDINGS, INC.
27 DRYDOCK AVENUE
8TH FLOOR
BOSTON, MA 02210

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DNA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96992-P47524 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GINKGO BIOWORKS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

Class B Shareholders

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Ross Fubini	☐	☐	☐
1b. Christian Henry	☐	☐	☐
1c. Jason Kelly	☐	☐	☐
1d. Sri Kosuri	☐	☐	☐
1e. Reshma Shetty	☐	☐	☐
1f. Harry E. Sloan	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V96993-P47524

GINKGO BIOWORKS HOLDINGS, INC.
2026 Annual Meeting of Shareholders
June 11, 2026 8:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jason Kelly and Karen Tepichin, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock, par value $0.0001 per share, of GINKGO BIOWORKS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the 2026 Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on June 11, 2026, virtually at www.virtualshareholdermeeting.com/DNA2026, and any adjournment or postponement thereof.

Holders of Class B common stock, voting as a separate class, are entitled to elect two (2) directors at the 2026 Annual Meeting of Shareholders. Holders of Class A common stock and holders of Class B common stock, voting together as a single class, are entitled to elect four (4) directors at the 2026 Annual Meeting of Shareholders. Please refer to the Proxy Statement for details. The number of shares of Class B common stock entitled to vote appears on the back of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side